SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  November 29,2000

                          Corzon, Inc.
                      --------------------
       (Exact name of Registrant as specified in charter)


        Texas                     33-95796             76-0406417
-------------------           -----------------       -----------
(State or other Jurisdiction(Commission File Number)(IRS Employer
  of Incorporation)                              Identification Number)


   1087 Broad Street, Bridgeport, CT             06604
-------------------------------------          ---------
 (Address of principal executive offices)     (Zip Code)


                         (203) 333-6389
                      --------------------
      (Registrant's Telephone Number, including Area Code)

Item 2.     Acquisition or Disposition of Assets
-------------------------------------------------------------

     On November 29, 2000, we purchased from Dharnesh Patel all of the outstanding shares of The Simple Card Limited in exchange for 12,500,000 shares of our common stock. The Simple Card Limited is involved in the business of the distribution of telecommunication products, mainly prepaid phone cards in the United Kingdom.

Item 7.  Financial Statements and Exhibits
----------------------------------------------------

(a)  Financial Statements of Businesses Acquired

The Company has determined that it is impracticable to provide with this Report on Form 8-K the required financial statements relating to the transaction as prescribed by Item 310 of Regulation S-B. The Company will file the required financial statements in an amendment to this Report on Form 8-K within 60 days of the date that this Report on Form 8-K is due.

(b)  Pro Forma Financial Statements

     The Company has determined that it is impracticable to provide with this Report on Form 8-K the required pro forma financial statements relating to the transaction as prescribed by Item 310 of Regulation S-B. The Company will file the required pro forma financial statements in an amendment to this Report on Form 8-K within 60 days of the date that this Report on Form 8-K is due.

(c)  Exhibits

     Exhibit No.    Description

     2.2       Stock  Purchase  Agreement by and between  Corzon,
               Inc., Dharnesh Patel and The Simple Card Limited dated November 29, 2000.

    99.1       Press release dated December 5, 2000.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Corzon, Inc.

Dated:  December 6, 2000                By:   /s/  Lawrence Shatsoff
                                        ----------------------------
                                        Lawrence Shatsoff
                                        President

                            EXHIBIT INDEX

Exhibit No.         Description

   2.2 Stock Purchase Agreement by and between Corzon, Inc., Dharnesh Patel and The Simple Card Limited dated November 29, 2000.

  99.1  Press release dated December 5, 2000.

                             Exhibit 2.2

                      STOCK PURCHASE AGREEMENT

                         29th November, 2000

                           By and Between


                            Corzon, Inc.
                        (a Texas corporation)

                                 and

                       The Simple Card Limited
    (a corporation organized under the laws of England and Wales)

                      STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of 29th November, 2000, by and between CORZON, INC., a Texas corporation ("Purchaser"), THE SIMPLE CARD LIMITED, a UK corporation herein represented by its President, Dharmesh Patel ("Simple") and Dharmesh Patel ("Patel"), an individual residing in the UK. Purchaser, Simple and Patel are hereinafter collectively called the "Parties. "

                        W I T N E S S E T H :

     WHEREAS, Dharmesh Patel owns all of the issued and outstanding shares of the common stock of The Simple Card Limited ("Simple" or the "Company"), a corporation organized under the laws of England and Wales, constituting one hundred percent (100%) of the issued and outstanding shares of the Company's common stock (the "Company Common Stock");

     WHEREAS, the Parties have agreed that it is in their best interests for Purchaser to purchase and for Patel to sell all of the Company Common Stock; and

     WHEREAS, the Board of Directors of Purchaser has approved the purchase of the Company Common Stock and the Board of Directors of Simple has approved the sale of the Company Common Stock upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

                       Section 1: THE PURCHASE

     1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, Patel shall sell to Purchaser, and Purchaser shall purchase from Patel, all of the Company Common Stock consisting of 100 Common shares with a par value of 1bp each all of which are held by Patel and are validly issued and not subject to call and there are no issued nor outstanding Preferred Shares.

     1.2 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of B4B Communications, Limited, Suite 4C Baird House, 15-
17 St. Cross Street, London, UK at 2:00 p.m. on the first business day after all conditions set forth in Article 8 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived in writing, or at such other place and time as Purchaser and Patel may agree (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

                  Section 2: OFFICERS AND DIRECTORS

      Effective  as  soon  as  possible following  the  Closing,  the
following  officers  and  directors of the   shall  be  appointed  as
officers and directors of Simple:

          (a)  Clifford S. Postelnik, Chairman, CEO and Director;
          (b)  Minesh Patel, President and Director,
          (c)  Neil Higgins, Head of Marketing and Director,
          (d)  Dharmesh Patel, Head of Retail Operation and Director

       Section 3: PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE

     3.1 Purchase Price. Subject to the terms of this Agreement and the related agreements and documents, the purchase price ("Purchase
Price") for all of the Company Common Stock shall be twelve million, five hundred thousand shares of common stock, par value $.01 per share, of Purchaser ("Purchaser Common Stock").

     3.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver (or cause to be delivered) the Purchase Price as follows:
(a) to Dharmesh Patel, certificate representing 12,500,000 shares of Purchaser Common Stock issued in the name of Dharmesh Patel.

    3.3   Surrender and Exchange of Certificates.
          (a) Surrender of Certificates. At the Closing, Purchaser shall deliver certificate for the number of shares of Purchaser Common
Stock provided for in Section 3.1 in a manner as provided in Section
3.2 and Patel shall deliver certificates representing one hundred percent (100%) of the issued and outstanding shares of the Company
Common Stock (properly issued, executed and countersigned, as appropriate) (the "Certificates").  All payments in respect of
Company Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.
          (b)  [Intentionally Omitted]
          (c) Dividends on Purchaser Common Stock. No holder of a Certificate shall be entitled to delivery of any dividend or other distribution from Purchaser having a record date after the Closing
Date until surrender of such holder's Certificate pursuant to this
Section 3.3. Upon such   surrender, there shall be paid to the holder
the amount of any dividends or other distributions (without interest) that theretofore became payable by Purchaser, but were not paid by reason of the foregoing with respect to the number of whole shares of

Purchaser Common Stock represented by the Certificate(s) issued upon such surrender. From and after the Closing Date, Purchaser shall, however, be entitled to treat any such Certificate that has not yet been surrendered pursuant to Section 3.3(a) as evidencing the ownership of the aggregate Purchase Price represented by such Certificate, notwithstanding any failure to surrender such Certificate.

     3.4 Legending of Securities.
          (a) The shares of Purchaser Common Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and Purchaser is relying on the representations of Corzon with respect to such exemption. Corzon understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock issued pursuant to this Agreement will be given to Purchaser's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO PURCHASER, THE TRANSFER OF SUCH SECURITIES ARE NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED NOVEMBER 29, 2000, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          (B) The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Purchaser Common Stock issued pursuant to this Agreement has not been transferred in such a manner as to justify the removal of the legend therefrom.

3.5 Transfer Taxes. Corzon shall pay all transfer taxes, limited to stamp duty and fees incurred by Corzon, the Company, and Patel as a result of the transfer of the Company Common Stock from Patel to Purchaser, but exclusive of income or capital gain taxes or taxes of a like nature.

                  Section 4: RULES OF CONSTRUCTION

     In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:
          (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;
          (b)  Any reference to any gender includes the other gender;
          (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;
          (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;
          (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;
          (f) Any reference to "writing" includes printing, typing, lithography and other means of reproducing words in a visible form;
          (g) Any reference to a time or date or to a local time or date is a reference to the time and date in London, UK;
          (h) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;
          (i) References herein to the "Company Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Company and/or Patel to Purchaser and all other documents, agreements, and other items disclosed by the Company and/or Patel in writing to the Purchaser and attached to such schedules in connection with this Agreement, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;
          (j) The term "including" means "including, without limitation";
          (k) The term "Governmental Authority" means any United States federal, state or local, or any foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;
          (l) The term "Knowledge" as used with respect to Patel and/or the Company (including any references to Patel and/or the Company being aware of a particular matter) means the actual knowledge of Patel and/or the Company, their officers, directors or employees, and information which Patel and/or the Company, their officers, directors or employees reasonably should have known, given the nature of the disclosure;

          (m) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;
          (n) The term "person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act (as defined herein);
          (o) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner or managing member;
           (p) Each of the Parties acknowledges that it has had the opportunity to negotiate the terms and provisions of this Agreement, with the assistance and review of its counsel. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

         Section 5: REPRESENTATIONS AND WARRANTIES OF SIMPLE

     To induce Purchaser to enter into this Agreement, Patel hereby represents and warrants to Purchaser as follows:

5.1   Organization.
          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of England and Wales. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as disclosed on Company Disclosure Schedule 5.1(a), is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The failure of the Company to be licensed, qualified or in good standing in the jurisdictions listed on Company Disclosure 5.1(a) does not have and is not reasonably likely to have a Material Adverse Effect on the Company. The Company has no subsidiaries.

          (b) Company Disclosure Schedule 5.1(b) sets forth true and correct copies of the Articles of Incorporation and Bylaws and amendments thereto of the Company.
          (c) Except as disclosed on Company Disclosure Schedule 5.1(c), the Company does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

5.2 Capitalization. Patel owns, of record and beneficially, good and valid title to the Company Common Stock, and the Company Common Stock is validly issued and are free and clear of any mortgage, charge (whether fixed or floating), security interest, claim, right of first refusal, or any other lien, encumbrance or restriction as to transfer, use or possession, with no defects of title whatsoever, and Patel has full and exclusive power, right and authority to vote the Company Common Stock. Upon consummation of the Closing, Purchaser shall obtain good and valid title to the Company Common Stock, free and clear of all any mortgages, charges (whether fixed or floating), security interests, claims, rights of first refusal, and any other liens, encumbrances and restrictions as to transfer, use or possession, with no defects of title whatsoever, and shall have full and exclusive power, right and authority to vote the Company Common Stock. The authorized capital stock of the Company consists of one hundred (100) shares of Company Common Stock and no (0) shares of preferred stock. As of the date hereof, there are one hundred (100) shares of Company Common Stock issued and outstanding, owned by Patel. There are no options, warrants, or other rights to acquire Company Common Stock or any other equity securities of the Company (collectively, "Company Stock"). Neither the Company nor Patel has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares.

5.3  Authority; No Violation.
          (a)  Except as disclosed on Company Disclosure Schedule
5.3(a) (collectively, the "Company Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Authorizations") any third party or any Governmental Authority are necessary on behalf of the Company or Patel in connection with (i) the execution and delivery by the Company and Patel of this Agreement and (ii) the consummation by the Company and Patel of the transactions contemplated hereby. Dharmesh Patel is the sole director of the Company and he has taken fully approved the transfer of the Company
Common Stock to Purchaser. The Company and Patel have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement
(as defined herein) and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Simple in accordance with the Articles of Incorporation and Bylaws of Simple and with applicable Laws (as defined below). Except for the Company Approvals, no other corporate proceedings on the part of the Company are necessary for the Company and Patel to execute and deliver this Agreement to which they are a party and for the Company and Patel to be bound by the terms hereof and thereof. This Agreement to which they are a party have been duly and validly executed and delivered by the Company and Patel and constitute the valid and binding obligation of the Company and Patel enforceable against the Company and Patel in accordance with its and their terms.
          (b) Neither the execution and delivery by the Company and Patel of this Agreement to which they are a party, nor the consummation by the Company and Patel of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Company and Patel with any of the terms or provisions hereof, will: (i) violate any provision of the Company's Articles of Incorporation or Bylaws; (ii) assuming that the Company Approvals are duly obtained, violate any federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority
(collectively, "Laws") applicable to the Company, Patel or any of its or their respective properties or assets; or (iii) assuming that the Company Approvals are duly obtained, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of the Company or Patel under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or Patel is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse
Effect on the Company, and which will not prevent or delay the consummation of the transactions contemplated hereby.

5.4  Financial Statements.

          (a) Company Disclosure Schedule 5.4(a) sets forth copies of: (i) the balance sheet of the Company as of 30 September
     2000, and (ii) the statement of income for the period ended 30 September 2000 (together with the related notes, collectively, the "Company Financial Statements"). The Company and Patel represent and warrant that the business of the Company commenced in August 2000 and that there is no predecessor entity of the Company for which financial statements are required under the accounting and securities laws, rules and regulations of the United States or England and Wales.
          (b) The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates set forth therein, and the results of the Company's operations and its cash flows for the respective periods set forth therein.
          (c) The books and records of the Company have been maintained in material compliance with applicable legal and accounting requirements.
          (d) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company Disclosure Schedule 5.4(d), since 30 September, 2000 the Company has not incurred any liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"), except in the ordinary course of business and consistent with past practice (which, in the aggregate, are not material).
          (e) Since 30 September, 2000 there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of the Company that has had, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances disclosed by the Company on the Company Disclosure Schedules.
          (e)  At the Closing, the Company shall not be indebted to Patel.

5.5  Broker's and Other Fees. Except as disclosed in Company
     Disclosure Schedule 5.5, neither the Company nor Patel has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

5.6  Absence of Certain Changes or Events.

5.6.1 Except as disclosed in Company Disclosure Schedule 5.6(a), to the Knowledge of Patel or the Company, no facts or conditions exist which will cause a Material Adverse Effect on the Company in the future.

5.6.2 Except for execution of this Agreement, the Company has conducted its business only in the ordinary course, consistent with past practice since inception.

5.6.3     Legal Proceedings.  Except as disclosed in Company
     Disclosure Schedule 5.7, neither the Company nor Patel is a party to any, and there are no pending or, to the knowledge of Patel or the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or Patel that involve the Company. Except as disclosed in Company Disclosure Schedule 5.7, the Company is not a party to any order, judgment or decree entered in any lawsuit or proceeding and Patel is not a party to any order, judgment or decree entered in any lawsuit or proceeding that involves the Company. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule 5.7, no actions, suits, demands, notices, claims, investigations or proceedings are pending or, to the knowledge of Patel or the Company, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of the Company or that otherwise relate, directly or indirectly to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the knowledge of Patel or the Company, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings. The matters referenced on Company Disclosure Schedule 5.7, if resolved against the Company or Patel, would not have a Material Adverse Effect on the Company. Patel agrees to cooperate fully with the Company and Purchaser in the defense of any claim or action referenced on Company Disclosure Schedule 5.7 or otherwise brought against the Company after the date of Closing.

5.7  Taxes and Tax Returns.  Except as disclosed in Company
     Disclosure Schedule 5.8:

5.7.1 The Company has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state or local, or any foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable. As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. The Company has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of the Company through such date.

5.7.2 None of the Returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or any other federal, state or local or any foreign Governmental Authority within the past six years. To the knowledge of Patel and the Company, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of the Company, except Liens for Taxes not yet due. The Company and Patel have complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

5.7.3 The Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company (nor to the knowledge of Patel and the Company has any Governmental Authority proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which the Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has not been a member of an affiliated group other than one of which the Company was the common Purchaser.

5.8 Employee Benefit Plans and Relations. Except as disclosed in Company Disclosure Schedule 5.9:

5.8.1 The Company does not maintain or contribute to any "employee pension benefit plan" (the "Company Pension Plans"), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any pension, profit-sharing, retirement, thrift or stock bonus plan, "employee welfare benefit plan" (the "Company Welfare Plans"), as such term is defined in Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, phantom stock plan, bonus plan or other similar plan, program or arrangement (collectively the "Employee Plans"). The Company has not contributed to, or been required to contribute to, any "Multiemployer Plan, " as such term is defined in Section 3(37) of ERISA.

5.8.2 Each of the Company Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Patel and the Company are not aware of any fact or circumstance that would adversely affect the qualified status of any such plan.

5.8.3 Each of the Company Pension Plans, Company Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws.

5.8.4 Neither the Company nor, to the knowledge of Patel or the Company, any trustee, fiduciary or administrator of any Company Pension Plan or Company Welfare Plan or any trust created thereunder, has engaged in a "prohibited transaction" as such term is defined in
Section 4975 of the Code, which could subject the Company or any such trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

5.8.5 No Company Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Company Pension Plan, as that term is defined in Section 4043(b) of ERISA.

5.8.6 There are no pending or, to the knowledge of Patel or the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Pension Plans or the Company Welfare Plans or any trusts related thereto.

5.8.7     Accruals; Funding.

5.8.7.1   Pension Plans.  None of the Employee Plans is a Pension
       Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).

5.8.7.2 Other Plans. Company Disclosure Schedule 5.9(g) fully and accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. To the knowledge of Patel or the Company, the levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

5.8.7.3   Contributions.  Except as set forth on Company Disclosure
Schedule 5.9(g): (A) the Company and each trade or business (whether or not incorporated), which together with the Company is treated as a single employer pursuant to Code Section 414(b),(c),(m) or (o) (an "ERISA Affiliate"), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation ("PBGC") premiums and amounts required to be contributed under Code Section 412; (B) where applicable, all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

5.8.8 To the knowledge of Patel and the Company, summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission ("SEC") with respect to the Employee Plans have been so filed, published or disseminated.

5.9 Compliance with Applicable Laws. Except as set forth in Company Disclosure Schedule 5.10, the Company holds all licenses, franchises, permits, consents and authorizations ("Licenses") necessary for the lawful conduct of its business, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect. No proceeding is pending or threatened seeking the revocation or suspension of any License. Except as set forth on Company Disclosure
     Schedule 5.10, the Company is and has been in compliance in all material respects with all applicable Laws, and neither the Company nor any Shareholder has received any notices of any allegation of any violation by the Company of any Laws or Licenses.

5.10 Certain Contracts.

5.10.1 Company Disclosure Schedule 5.11(a) lists the following agreements (collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which the Company is a party or by which the Company or any of its properties or assets is bound:
               (i) all agreements involving an annual commitment or payment by any party thereto of more than $5,000 individually or which have a fixed term extending more than 12 months from the date hereof;
               (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;
               (iii) all leases of real property and all leases of personal property that is material to the Company's business;
               (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by the Company in any amount (exclusive of advances to employees for expenses in the ordinary course of business);
               (v) all powers of attorney, guarantees, suretyships or similar agreements; and
               (vi) all other written agreements the breach of or default under which could have a Material Adverse Effect on the Company.

          (b) Except as set forth on Company Disclosure Schedule 5.11(b), each of the Material Contracts is in full force and effect, has not been modified, rescinded, cancelled, or amended and is valid, binding and enforceable on the parties thereto in accordance with its terms. The Company has provided a copy of each Material Contract to Purchaser.
          (c) Except as disclosed in Company Disclosure Schedule 5.11(c), (i) the Company is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and
(ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, director, shareholder or consultant thereof. Company Disclosure Schedule 5.11(c) sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which the Company is a party.
          (d) Except as disclosed in Company Disclosure Schedule 5.11(d), no agreement or understanding to which the Company or Patel is a party or by which any of them is bound limits the freedom of the Company to compete in any line of business or with any person.
5.10.2 Except as disclosed in Company Disclosure Schedule 5.11(e), neither the Company nor, to the knowledge of Patel or the Company, any other party thereto, is in default under any of the Material Contracts or any other agreement to which the Company or Patel is a party or to which its or their properties is bound; to the knowledge of Patel or the Company, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company and Patel thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby. Except as disclosed in Company Disclosure Schedule 5.11(e), upon consummation of the transactions contemplated by this Agreement, the Company will be entitled to continue to enjoy the advantages and benefits of the business arrangements, agreements, opportunities and relationships of the Company as it enjoyed on the Closing Date without interference or interruption.

5.11 Properties and Insurance.
          (a) Except as disclosed in Company Disclosure Schedule 5.12(a), the Company has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements or owned or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith (and for which adequate reserves have been made) and (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company. The Company as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company as presently occupied, used, possessed and controlled by the Company or necessary in the operation of its businesses as currently conducted.
          (b) The business operations and all insurable properties and assets of the Company are insured for their benefit against all risks which, in the reasonable judgment of Patel, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of Patel adequate for the business engaged in by the Company. Copies of all such policies as in effect on the date hereof are attached hereto as Company Disclosure Schedule 5.12(b). Neither the Company nor any of Patel has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and the Company is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.
          (c) No person other than the Company is currently entitled to possession of any of the properties of the Company, whether owned or Leased by the Company. To the knowledge of Patel and the Company, the real property, buildings, structures and improvements owned or leased by the Company conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The Company has not received notice of, and to the knowledge of Patel and the Company, there does not exist (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by the Company, (ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem
Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by the Company's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by the Company constitute all of the property and assets that the Company uses or may reasonably need in connection with the operation of its business as conducted on the Closing Date, and all such property and assets are in good repair and operating condition, normal wear and tear excepted. The consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not impair the ability of the Company to continue to use such properties and assets.

5.12 Intellectual Property.

5.12.1    Ownership.  Except as set forth in Company Disclosure
     Schedule 5.14(a), the Company owns all patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Company in the conduct of its business. Company Disclosure Schedule 5.14(a) sets forth all domestic and foreign patents, trademarks, service marks, trade names and copyrights owned or used by the Company and all applications therefor and registrations thereof.

5.12.2    Procedures for Copyright Protection.  Company Disclosure
Schedule 5.14(b) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Company's and in or on documents related to the Company's products or services. To the knowledge of Patel and the Company, the eligibility of the Company's products, services, documentation and other assets for protection under copyright law has not been forfeited to the public domain.

5.12.3 Procedures for Trade Secret Protection. Neither the Company nor Patel has ever disclosed proprietary information to a third party other than the persons identified in Company Disclosure
Schedule 5.14(c). The Company discloses its proprietary information to employees only on a need-to-know basis in connection with the performance of their duties to the Company. The Company has at all times maintained its proprietary information in confidence and the Company has not taken (nor has it failed to take) any action which would result in such proprietary information not being protectable as a trade secret under applicable Laws.

5.12.4 Ownership of Proprietary Information. Except as disclosed on Company Disclosure Schedule 5.14(d), all persons who have contributed to or participated in the conception and development of the Company's proprietary information on behalf of the Company have been full-time employees of the Company hired to prepare such works within the scope of employment. As a consequence, the Company has all ownership interests in its proprietary information.

5.12.5 Absence of Claims. Except as set forth in Company Disclosure Schedule 5.14(e), no claims have been asserted by any person to rights in the Company's proprietary information, and no valid basis for any such claim exists. To the knowledge of Patel and the Company, the use of the proprietary information by the Company and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws which protect intellectual property rights). To the knowledge of Patel and the Company, the use by the Company of the patents, trademarks, service marks, trade names and copyrights identified in Company Disclosure Schedule 5.14(a) does not infringe the rights of any person, and no claim has been asserted that the use by the Company of any of the foregoing infringes the rights of any person. No claim has been asserted by any person to the effect that any current or former employee of the Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or any third party.

5.13 [Intentionally omitted.]

5.14 Third-Party Components. The Company has validly obtained the right and license to use, copy, modify and distribute any third-party products, services and materials used in the conduct of its business pursuant to the contracts identified in Company Disclosure Schedule 5.16, subject to no further license fee, royalty or other payment obligations not identified in Company Disclosure Schedule 5.16.

5.15 Third-Party Interests or Marketing Rights in Software. The
     Company has not granted, transferred or assigned any right or interest in its proprietary information to any person except pursuant to the contracts identified on Company Disclosure Schedule 5.17(i). There are no contracts, agreements, licenses, commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the proprietary information by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Company Disclosure
     Schedule 5.17(ii).

5.16 No Parachute Payments.  Except as disclosed on Company
     Disclosure Schedule 5.18, no officer, director, employee, shareholder or agent (or former officer, director, employee, shareholder or agent) of the Company is entitled now, or will or may be entitled to as a consequence of this Agreement and the other Purchase Agreements, to any payment or benefit from the Company or Purchaser which if paid or provided would constitute an excess parachute payment" as defined in Section 280G of the Code.

5.17 Absence of Certain Agreements and Practices.

5.17.1 Except as set forth in Company Disclosure Schedule 5.19(a) or in connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of the Company:

5.17.1.1  owes money to the Company;

5.17.1.2  has any claim  against the Company;

5.17.1.3 has any interest in any property or assets used by the Company in its business;

5.17.1.4 has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated herein;

5.17.1.5 has any agreement with the Company that is not terminable by the Company without penalty or notice;

5.17.1.6 has any agreement providing severance benefits or other benefits after the termination of employment of such employee (before or after a change in control) regardless of the reason for such termination of employment; or

5.17.1.7 has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

5.17.2 Neither the Company nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of the Company or Patel has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company.

5.18 Major Vendors and Customers. Company Disclosure Schedule 5.20 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company, to whom the Company paid or billed in the aggregate in excess of $5,000 during calendar year 2000 and through 29 November, 2000.

5.19 Accounts Receivable. Company Disclosure Schedule 5.21 sets forth the accounts receivable of the Company as of September 30, 2000, together with an aging of these accounts. These accounts receivable, and all accounts receivable of the Company created after September 30, 2000, arose from valid transactions in the ordinary course of business and will be good and collectible at the recorded amounts thereof, except to the extent adequate reserves therefor have been made on the Company Financial Statements. No portion of the accounts receivable is subject to counterclaim or setoff.

5.20 Bank Accounts. Company Disclosure Schedule 5.22 lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to them.

5.21 Corporate Records. The corporate record books (including the share records) of the Company are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Company and all transactions involving the shares of the Company (and contain all canceled share certificates).

5.22 Combinations Involving the Company. All mergers, consolidations or other business combinations involving the Company and all liquidations, purchases or other transactions by which the Company or any of its Subsidiaries acquired or disposed of any of their business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

5.23 Labor Relations.  Except as disclosed on Company Disclosure
     Schedule 5.25, the Company is in compliance with all federal, state and foreign Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice except where a failure to so comply would not have a Material Adverse Effect on the Company. There is no unlawful employment practice or discrimination charge pending before any governing body. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board ("NLRB") or any similar foreign governing body. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Patel and the

     Company, threatened against or involving or affecting the Company and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company. Except for any Material Contract disclosed pursuant to Section 5.11, the Company is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to the Company or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company.

5.24 Year 2000 Matters.  Except as provided on Company Disclosure
     Schedule 5.26, the Company's products and services are designed to be used after January 1, 2000 and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century or any leap year. The Company's internal systems and software and the network connections it maintains are adequately programmed to address the Year 2000 issue.

5.25 Change in Control Provisions. Company Disclosure Schedule 5.27 contains a true and complete copy of all agreements in effect to which the Company is a party and which contain any provisions which become effective upon a change in control, merger, consolidation, sale of assets or other business combination involving the Company or otherwise require any payment or performance by the Company or any officer, director or shareholder thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement.

5.26 Disclosure. No representation, warranty or statement made by the Company and/or Patel in this Agreement, or in any document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement or the other Purchase Agreements contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading in any material respect. The Company and Patel have completely and accurately responded to all diligence inquiries made by Purchaser or its officers, directors, attorneys, accountants and other representatives in connection with this Agreement and the other Purchase Agreements. All facts known or reasonably available to the Company or Patel that are material to the financial condition, operation, or prospects of the business and assets of the Company have been disclosed by the Company and Patel to Purchaser.

5.27 Securities Act Compliance. Patel acknowledges that the issuance of the shares of the Purchaser Common Stock pursuant to this Agreement will not be registered under the securities laws of any state or federal authority (the "Securities Laws"). Patel represents and warrants that it is acquiring the Purchaser Common Stock for its own account for investment purposes and not with a view toward, or for resale in connection with, a distribution or public offering of the Purchaser Common Stock. Patel acknowledges that at reasonable times prior to Patel's execution of this Agreement it has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement, the financial condition of Purchaser, and the Purchaser Common Stock and to obtain any additional information that is necessary to verify the accuracy of the information furnished to Patel. Patel understands and agrees that Patel may not sell or otherwise transfer any of the Purchaser Common Stock except pursuant to a registered offering or in one or more private transactions which, in the opinion of counsel reasonably satisfactory to Purchaser, are not required to be registered under the Securities Act of 1933 and applicable state securities laws.

5.28 No Prior Convictions. No officer or director of the Company has been convicted of, arrested for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

5.29 Tax Advice. Patel is responsible for the federal, state, local and foreign tax consequences (to Patel) of an investment in the Purchaser Common Stock and the transactions contemplated by this Agreement. Patel is not relying on any statements or representations of Purchaser or any of their agents, and Patel (and not Purchaser or any other person or entity) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                  6
             REPRESENTATIONS AND WARRANTIES OF PURCHASER

     To induce Patel to enter into this Agreement, Purchaser hereby represents and warrants to Patel as follows:

6.1  Corporate Organization.

6.1.1 Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Purchaser.

6.2  Capitalization.

6.2.1 The authorized capital stock of Purchaser consists of 500,000,000 shares of Purchaser Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share ("Purchaser Preferred
     Stock"). As of 9 November, 2000, there were 73,494,998 shares of Purchaser Common Stock issued and outstanding, and 10,534 common shares of Purchaser Preferred Stock issued and outstanding. Exhibit 6.2(a) sets forth the number of shares of common stock issuable pursuant to outstanding stock options and warrants and the number of shares of common stock issuable upon conversion of outstanding convertible securities ("Stock Options"). All issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.
          (b) Exhibit 6.2(b) sets forth true and correct copies of the Articles of Incorporation and Bylaws and amendments thereto of Purchaser.
          (d) Except as disclosed on Exhibit 6.2(c), Purchaser does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

6.3  Authority.

6.3.1 Except as disclosed on Exhibit 6.3(a) (collectively, the "Purchaser Approvals), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Purchaser Authorizations") any third party or any Governmental Authority are necessary on behalf of Purchaser in connection with (i) the execution and delivery by Purchaser of this

     Agreement and (ii) the consummation by Purchaser of the transactions contemplated hereby. Assuming that the Purchaser Approvals are duly obtained, Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other Purchase Agreements to which it is a Party and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof; the execution and delivery of this Agreement and the other Purchase Agreements to which it is a Party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Purchaser in accordance with the Articles of Incorporation and Bylaws of Purchaser and with applicable Laws; no other corporate proceedings on the part of Purchaser are necessary for Purchaser to execute and deliver this Agreement and for Purchaser to be bound by the terms hereof; and to the knowledge of Purchaser, this Agreement to which it is a Party have been duly and validly executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its and their terms.

6.3.2 Assuming that the Purchaser Approvals are duly obtained, to the best of the knowledge of Purchaser, neither the execution and delivery by Purchaser this Agreement and the other Purchase Agreements to which they are a party, nor the consummation by Purchaser of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by Purchaser with any of the terms or provisions hereof, will: (i) violate any provision of Purchaser's Articles of Incorporation or Bylaws; (ii) violate any Laws applicable to Purchaser or any of its respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Liens upon any of the respective properties or assets of Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Purchaser, and which will not prevent or delay the consummation of the transactions contemplated hereby.

6.4  Financial Statements.

          (a) Exhibit 6.4(a) sets forth copies of: (i) the balance sheet of Purchaser as of 30 September,2000 and (ii) the statement of income of Purchaser for the period ended 30 September, 2000 (together with the related notes, collectively, the "Purchaser Financial
Statements").

          (b) The Purchaser Financial Statements present fairly, in all material respects, the financial position of Purchaser as of the respective dates set forth therein, and the results of Purchaser's operations and its cash flows for the respective periods set forth therein.
          (d) The books and records of Purchaser have been maintained in material compliance with applicable legal and accounting requirements.

6.5 Broker's and Other Fees. Except as disclosed in Exhibit 6.5, Purchaser has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Purchase Agreements.

6.6 Legal Proceedings. To the knowledge of Purchaser, and except as disclosed in Exhibit 6.6, Purchaser is not a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Purchaser. Except as disclosed in Exhibit 6.6, to the knowledge of Purchaser, Purchaser is not a party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Exhibit 6.6, to the knowledge of Purchaser no actions, suits, demands, notices, claims, investigations or proceedings are pending or threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of Purchaser or that otherwise relate, directly or indirectly to Purchaser or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the knowledge of Purchaser, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

6.7  Taxes and Tax Returns.  Except as disclosed in Exhibit 6.7:

6.7.1 The Purchaser has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns) required to be filed by it in respect of any United States federal, state or local, or any foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable. As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Purchaser has not established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Purchaser through such date.

6.7.2 To the knowledge of Purchaser, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon Purchaser, nor has Purchaser given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. To the knowledge of Purchaser, there are no Liens for Taxes upon the assets of Purchaser, except Liens for Taxes not yet due.

6.8 Purchaser Common Stock. Assuming the Purchaser Approvals are duly obtained, at the Closing Date, the Purchaser Common Stock to be delivered to Patel will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Purchaser (except as set forth in this Agreement and the documents and agreements executed in connection herewith).

                                  7
               COVENANTS AND AGREEMENTS OF THE PARTIES

7.1  No Solicitation.  Except as indicated on Company Disclosure
     Schedule 7.3, from the date hereof to the Closing Date or the earlier termination of this Agreement in accordance with its terms, Patel:

7.1.1 agrees that neither the Company nor any of its present or future subsidiaries or other affiliates, nor any of its or their directors, officers, shareholders, employees, representatives or other agents (collectively, the "Company Affiliates") shall, directly or indirectly, (i) enter into any agreement (or agree to do so), or solicit, initiate or knowingly encourage the invitation of inquiries or proposals or offers from any person or entity (other than Purchaser or its directors, officers, employees, representatives and agents) concerning: (A) any sale of assets or transfer or liabilities of the Company or any of its present or future subsidiaries, divisions or other affiliates (other than any such sale or transfer in the ordinary course of business); (B) any issuance, purchase or sale of capital stock or debt or other securities of the Company or any of its present or future subsidiaries, divisions or other affiliates (other than the incurrence of liabilities in the ordinary course of its business); or (C) any merger, consolidation, restructuring, recapitalization or other significant transaction involving the Company or any of its present or future subsidiaries, divisions or other affiliates; or (ii) provide any confidential information to, participate in discussions or negotiations relating to any such transaction with, or otherwise cooperate with or assist or participate in any effort to take such action by any person or entity (other than Purchaser or its directors, officers, shareholders, employees, representatives and agents). The Company shall immediately advise Purchaser if any such inquiry, offer or proposal is made or received by the Company or any of the Company Affiliates;

7.1.2 will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Company and Patel will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and

7.1.3 will notify Purchaser immediately of the identity of any potential acquiror and the terms of any proposal or offer (including, without limitation, any proposal or offer to any of Patel) with respect to a proposed or potential merger, acquisition, consolidation, business combination, transfer or similar transaction involving, or any purchase of all or any significant portion of the assets, equity securities of or rights with respect to any assets or securities of, the Company whether or not permitted by this Section 7.1.

7.2  Current Information.

7.2.1 During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:

7.2.2 Patel will cause one or more of the Company's representatives to confer with representatives of Purchaser regarding its business, operations, properties, assets and financial condition; each of the Parties will cause one or more of its representatives to confer with representatives of the other Parties regarding matters relating to the completion of the transactions contemplated herein; and

7.2.3 Each of the Parties will notify the other Parties as soon as practicable after any determination or discovery by it of any fact or circumstance relating to any Party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of any Party or which has or is reasonably likely to have a Material Adverse Effect on any Party.

7.3  Access to Properties and Records; Confidentiality.

7.3.1 Patel shall permit, and shall cause the Company to permit, Purchaser and its representatives reasonable access to its properties and shall disclose and make available to Purchaser and its representatives all books, papers and records and information relating to it, its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Purchaser and its representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of the Company.

7.3.2 Patel shall hold in trust and confidence all Confidential Information (as defined below) and shall not make any copies of, distribute, or use any Confidential Information except as necessary to prepare for the completion of the transactions contemplated under this Agreement. Patel shall not make any unauthorized disclosure of Confidential Information. Upon the first request in writing from Purchaser, Patel shall return to Purchaser all Confidential Information in its possession, without retaining any copies thereof; provided, however, that Patel may retain Confidential Information (but not use or disclose such Confidential Information except to enforce its rights under this Agreement, and any such Confidential Information so retained shall remain subject to the restrictions contained in this Agreement) which is necessary to enforce its rights under this Agreement.

7.3.3 Patel shall hold in trust and confidence all Trade Secrets (as defined below) and shall not make any copies of, distribute, or use any Trade Secrets except as necessary to prepare for the completion of the transactions contemplated under this Agreement. Patel shall not make any unauthorized disclosure of any Trade Secrets. Upon the first request in writing from Purchaser, Patel shall return to Purchaser all manifestations of any Trade Secrets in their possession, without retaining any copies thereof; provided, however, that the Patel may retain Trade Secrets (but not use or disclose such Trade Secrets except to enforce its rights under this Agreement, and any Trade Secrets so retained shall remain subject to the restrictions contained in this Agreement) which is necessary to enforce their rights under this Agreement.

7.3.4     As used in this Section 7.3(b)

7.3.4.1 "Confidential Information" means all information relating to the Company's business (current or future), or any person or entity with which the foregoing deals, and whether such information is oral, written, recorded or stored by electronic, magnetic, electromagnetic or other form or process or otherwise in a machine readable form, translated from the original form, recompiled, made into a compilation, wholly or partially copied, modified, updated or otherwise altered, or originated or obtained by, or coming into the possession, custody, control or knowledge of the Company either alone or jointly; provided, that Confidential Information expressly excludes Trade Secrets and information in the public domain on the date hereof or that enters the public domain after the date hereof through no fault of Patel.

7.3.4.2 By way of example and not in limitation of the foregoing, "Confidential Information" includes the terms of this Agreement and the transactions contemplated hereunder, all Inventions; technical data; research and development information; business records, information and notes; products; "know-how"; engineering or other data; designs, specifications, processes and formulae; manufacturing or planning procedures, techniques or information; marketing plans, strategies and forecasts; business and product development plans, strategies and forecasts; financial statements, budgets, prices, costs and financial projections; accounting procedures or financial information; names and details of consumers, customers, suppliers and agents; employee details; and secret information.

        (iii) Invention means any invention, drawing, design, model, contrivance, structure, specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution however developed, created, made discovered or conceived, and whether or not patented or patentable (whether by renewal or otherwise), protected by copyright, or otherwise protected or capable of protection by law anywhere.

               (iv) "Trade Secrets" means any information of the (including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers) which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

7.4  Regulatory Matters; Consents; Cooperation, etc.

7.4.1 Each of the Parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

7.4.2 As soon as practicable following the date hereof, each of the Parties will use its commercially reasonable efforts to obtain all material consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained by such Party in connection with the consummation of the transactions contemplated hereby.

7.5 Parties' Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the Parties shall in good faith perform their obligations under this Agreement before, at and after the Closing Date, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties in order to consummate the transactions contemplated by this Agreement.

7.6 Public Announcements. Prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Parties shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Closing Date, Patel shall not make any public announcement regarding any aspect of this Agreement without Purchaser's prior written consent. Nothing in this Section 7.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by Law or Governmental Authority.

7.7  Intentionally deleted

7.8  Disclosure Supplements.  From time to time prior to the Closing
     Date, each Party hereto will promptly notify the other Party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in Article 8, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other Parties.

7.9  Release; Covenant Not to Sue.

7.9.1 If the Closing occurs, then Patel hereby releases Purchaser and the Company, and their agents, representatives, successors and assigns (collectively, the "Released Parties" ) from any and all Claims (as defined herein) that any of Patel may have or may have had against any or all of the Released Parties arising out of or in connection with any transactions between Patel and any or all of the Released Parties prior to, or arising from or with respect to any fact, circumstance, act or omissions occurring prior to or on the Closing Date.

7.9.2 If the Closing occurs, Patel covenants not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any of the Released Parties with respect to any claims, debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature, both at law and in equity, whether known or unknown (collectively, the "Claims"), that Patel or the Company now has, ever had or may, at any time, claim to have had against any of the Released Parties. This covenant shall not apply to Claims based upon acts or omissions by a Released Party first occurring after the Closing Date. Patel represents and warrants that it has not voluntarily or involuntarily assigned or suffered any transfer of any of the Claims to any other person or entity, and Patel agrees to indemnify and hold harmless the Released Parties from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any Released Parties by reason of any such Claims which were effectively or purportedly assigned or transferred by the Company or Patel.

7.10 [Intentionally omitted.]

7.11 No Transfers. Except pursuant to this Agreement or with the prior written consent of Purchaser, Patel shall not transfer, assign, convey or otherwise dispose of any of the Company Common Stock or any rights with respect to such Company Common Stock (including voting and conversion or option rights) after the date of this Agreement.

7.12 Special Provisions with Respect to the Company. If the Closing occurs as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by the Company (and only to such extent) shall expire and be of no further force and effect, and the Company's having made representations, warranties, covenants and agreements shall in no way limit the liability of Patel for those representations, warranties, covenants and agreements pursuant to this Agreement.

7.13 Cooperation and Exchange of Information. The Parties agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

7.14 Customer Contacts. The Company shall permit Purchaser to conduct a survey or otherwise inquire of certain or all of the Company's key customers, as selected by Purchaser, regarding the relationship between such customer and the Company and the impact of a change in control on such relationship. The Company shall assist Purchaser in making such survey or inquiries and shall have the right to have a representative of its choice participate therein.

7.14.1.1 Registration. Purchaser hereby agrees to use its best efforts to file a registration statement with the Securities and Exchange Commission for the purpose of registering the resale of the 12,500,000 shares of Common Stock to be issued to Patel pursuant to the terms of this Agreement.

7.15 Non-Competition. Patel shall not at any time after the date of this Agreement and for five (5) years after the Closing: (i) engage directly or indirectly in any Competitive Business anywhere in the Restricted Territory, whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business; (ii) solicit or accept business, for a business which is wholly or partly similar to the Company's Business from anyone who is an active or prospective customer of Purchaser, the Company, or any of their Affiliates; or
     (iii) attempt to do any of the things (or directly or indirectly assist anyone else in doing or attempting to do any of the things) specified in this paragraph. For the purposes of this section, "Competitive Business" means any business, individual, corporation or other entity which is primarily engaged wholly or partly in any business similar to the Company's Business; the "Company's Business" means the business of the Company and "Restricted Territory" means Europe, Asia, Africa and South America.

7.16 English Company Legal Matters. Patel shall cooperate with Purchaser after the Closing to effect all actions necessary or desirable to vest Purchaser with ownership and enjoyment of the Company Common Stock, including but not limited to the following actions: (i) a meeting of the directors of the Company shall be held and the transfer of the Company Common Stock to Purchaser shall be passed for registration and registered, and persons nominated by the Purchaser shall be appointed to be directors or secretaries of the Company; (ii) at the request of Purchaser, Patel shall procure and deliver the written resignations of all of the directors and secretaries of the Company upon terms acceptable to Purchaser; (iii) at the request of Purchaser, Patel shall procure and deliver the written resignations of the auditors of the Company containing the statements referred to in section 394(1), CA 85 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2), CA 85 at the respective registered offices of the Company; (iv) Patel shall revoke all existing instructions and authorities to bankers shall replaced the same with alternative instructions, mandates and authorities in such form as the Purchaser may require; (v) Patel shall change the registered office of the Company to such address as the Purchaser shall direct;
(vi) Patel shall cause the Company to change the accounting reference date to such date as the Purchaser shall direct; and (vii) Patel shall cause the Company to hold an Extraordinary General Meeting of the Company to transact such other business as the Purchaser may require.


                                  8
                         CLOSING CONDITIONS

8.1  Conditions of Each Party's Obligations Under this Agreement.
     The respective obligations of each party under this Agreement shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

8.1.1     Approvals and Regulatory Filings.  All necessary
     Authorizations of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of the Company or Purchaser. All conditions required to be satisfied prior to the Closing Date by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

8.1.2 Suits and Proceedings. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Purchaser or the Company or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Purchaser or Patel, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control any material aspect of the business of Purchaser or the Company after the Closing Date, or (ii) to subject Purchaser or the Company or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

8.2 Conditions to the Obligations of Purchaser under this Agreement. The obligations of Purchaser under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Closing Date), of the following conditions:

8.2.1 Representations and Warranties; Covenants and Agreements; Consents. The representations and warranties of Patel contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and the Company and Patel shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company and Patel shall have been obtained or made.

8.2.2 Opinion of Counsel. Purchaser shall have received an opinion of counsel to the Company and Patel, in form and substance reasonably satisfactory to Purchaser, covering the matters set forth on Exhibit 8.2(b).

8.2.3 Certificates. Patel shall have furnished Purchaser with such certificates of the Company and its authorized officers, Patel or others and such other documents to evidence fulfillment of the conditions set forth in this Article 7 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Purchaser may reasonably request, including certificates in the form attached hereto as Exhibit 8.2(c).

8.2.4 Transfer Tax. Patel shall have paid to Purchaser the amount of the stock transfer stamp duty required to lawfully transfer the Company Common Stock, as estimated by Purchaser, such amount not to exceed U.S. $30,000.

8.2.5 The Simple Card, Limited. Patel shall have delivered the following documents regarding the Company to Purchaser: (i) resolutions of the sole director of the Company authorizing the transfer of the Company Stock to Purchaser; (ii) original stock transfer forms endorsed by members of the board of directors of Simple effecting the transfer of the Company Stock from Simple to Purchaser; and (iv) original stock certificates in the name of Dharmesh Patel evidencing all of the Company Stock.

8.2.6 Completion of Due Diligence on the Company. Purchaser shall have completed its review of the Company, the results of which shall be acceptable to Purchaser in its absolute discretion.

8.2.7 No Material Adverse Effect on the Company. No event shall have occurred and no fact or circumstance shall have arisen which, in the judgment of Purchaser, is reasonably likely to have a Material Adverse Effect on the Company or materially and adversely affect the value of this transaction to Purchaser, since the date of the most recent Company Financial Statements except (i) the announcement of this Agreement or (ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its or their business.

8.2.8 Customer Inquiries. Purchaser shall be reasonably satisfied with the results of their inquiries of the Company's customers with respect to the impact of a change in control on their relationship with the Company.

8.2.9 No Interest in Proprietary Information. Except as set forth in Company Disclosures Schedule 8.2(i), the Company shall have eliminated or provided for the elimination of any and all claims to ownership, access, copies, source code and license and royalty interests in all products, services, software, systems and proprietary information associated with the Company.

8.2.10 Spinoff. The Company and Patel shall have executed and delivered agreements, the terms of which are acceptable to Purchaser, with respect to which Patel and the Company shall have transferred, assigned, sold or otherwise conveyed all of the Company's assets and all of its liabilities, including accounts receivable, customer agreements, intellectual property rights, software, and any other support systems necessary to ensure continuity in the business and operations to be transferred to Purchaser pursuant to this Agreement.

8.2.11 Release of Obligations. All obligations of the Company pursuant to any loan, lease, guaranty, commitment or other undertaking of the Company, Patel or any of its or their Subsidiaries and other Affiliates, whether as maker, guarantor or otherwise, including those obligations listed on Schedule 8.2(k), shall have been fully and permanently released or satisfied, or payoff letters shall have been executed and delivered, pursuant to documents and agreements satisfactory in all respects to Purchaser.

8.3 Conditions to the Obligations of the Company and Patel under this Agreement. The obligations of the Company and Patel under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

8.3.1 Representations and Warranties; Covenants and Agreements; Consents. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and Purchaser shall have performed in all material respects the agreements, covenants and obligations to be performed by it and them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Purchaser shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Purchaser.

8.3.2 Certificates. Purchaser shall have furnished the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
     Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as the Company may reasonably request.

8.3.3     No Material Adverse Effect on Purchaser.  No Material
     Adverse Effect with respect to Purchaser shall have occurred since the date of this Agreement except (i) the announcement of this Agreement, and (ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its business.

8.3.4 Approvals. This Agreement and the transactions contemplated hereby shall have received all Required Government Consents and other consents or approvals from third parties (including lenders, licensees and lessors) required to consummate the transactions contemplated hereby which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.


                              ARTICLE 9
                  TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated prior to the Closing Date, whether before or after approval of this Agreement by Patel or Purchaser:
          (a)  by mutual written consent of Purchaser and Patel;
(b) by Purchaser or Patel if the Closing Date shall not have occurred on or prior to the Deadline Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the transaction contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

(c) by Purchaser, if there has been a material breach of any representation, warranty, covenant, agreement or obligation of the Company or Patel hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by the Company or Patel, as appropriate, of notice in writing from Purchaser specifying the nature of such breach and requesting that it be remedied;
(d) by Patel, if there has been a material breach in any representation, warranty, covenant, agreement or obligation of Purchaser hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by Purchaser of notice in writing from Patel specifying the nature of such breach and requesting that it be remedied;
(e) by Purchaser if any of the conditions set forth in Section 8.1 or 8.2 is not satisfied and is no longer capable of being satisfied by the Closing Date; or
(f)  by Patel if any of the conditions set forth in Section 8.1 or
8.3 is not satisfied and is no longer capable of being satisfied by the Closing Date;

     9.2 Effect of Termination. If either Purchaser or Patel terminates and abandons this Agreement pursuant to Section 9.1, this Agreement, other than Section 7.5(b), this Section 9.2, Section 9.3, Article 10 and Section 11.1 (each of which shall survive termination), shall forthwith become void and have no effect, without any liability on the part of any Party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 9.2, shall relieve any Party from any liability for any material breach of this Agreement.

     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.

     9.4 Extension; Waiver. The Parties may, at any time prior to the Closing Date, (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any extension or waiver shall be valid only if it is set forth in an instrument in writing signed on behalf of the Party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by the writing as being waived, extended or modified.

                             ARTICLE 10
                           INDEMNIFICATION

     10.1 Indemnification by Simple. Subject to the terms of this Article 10, Simple shall indemnify, defend, save and hold harmless Purchaser, its subsidiaries and their respective predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the "Purchaser Indemnified Parties"), from and against any demands, claims (as defined in Section 101 of the U.S. Bankruptcy
Code), actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by Purchaser
Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):
     (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or Patel in this Agreement; or
(b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Company or Patel at the Closing.

     10.2 Indemnification by Purchaser.  Subject to the terms of this
Article 10, Purchaser shall indemnify, defend, save and hold harmless the Company and Patel (but after consummation of the transactions contemplated by this Agreement, solely Patel, and not the Company) and its predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the "Company
Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Company Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):
      (a) any breach of any of the representations, warranties, covenants and agreements made by Purchaser in this Agreement and the other
Purchase Agreements; or
(b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Purchaser at the Closing.

     10.3 Claims for Indemnification. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing for a period of two years and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Closing Date. The Party seeking indemnification (the
"Indemnified Party") shall give the Party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed;
provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice
(a "Notice of Possible Claim") of such claim to the Indemnifying
Party, regardless of whether a loss has arisen from such claim. A Party shall have no liability under this Article 10 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party; provided, however, that the limitations set forth in this Section
10.3 shall not apply to liability under this Article 10 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

     10.4 Defense of Claim by Third Parties. If any claim is made by a third party against a Party to this Agreement that, if sustained, would give rise to a liability of another Party under this Agreement, the Party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other Party and shall afford the other Party and its counsel, at the other Party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying
Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

     10.5 Third Party Claim Assistance. From time to time after the Closing, Purchaser, the Company and Patel shall provide or cause their appropriate employees or representatives to provide the other Parties with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a Party may be required to indemnify another Party under this Agreement. The Party receiving such information or data shall reimburse the other Parties for all of their reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by their personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other Parties.

     10.6 Settlement of Indemnification Claims. If a recipient of a Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Purchaser or Patel, as the case may be. If no such counternotice is given within such thirty (30) day period, or if Purchaser or Patel, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied. If, within thirty
(30) days after the receipt of counternotice by Purchaser or Patel, as the case may be, Patel and Purchaser shall not have reached agreement as to the claim in question, then the Party disputing the claim shall satisfy any undisputed amount and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Stratford, Connecticut area before a panel of three (3) arbitrators, one selected by each of the Parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a Party shall be indemnified hereunder, the amount shall be satisfied. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction.

     10.7 [intentionally omitted].

     10.8 Certain Limitations. The foregoing indemnification obligations are subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 10 unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed
$50,000 in the aggregate; provided, however, that the foregoing limitation shall not apply to any Indemnifiable Damages with respect to, as a result of or involving any intentional breach of a representation or warranty in this Agreement. In no event shall the liability of Simple and Patel and Purchaser under this Article 10 exceed the total Purchase Price paid by Purchaser for the Company
Common Stock.


                             ARTICLE 11
                            MISCELLANEOUS
     11.1 Expenses.
          (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses) shall be borne by the Party incurring such costs and expenses and shall be paid by such Party prior to or on the Closing
Date.
      (b) Notwithstanding any provision in this Agreement to the contrary, if any of the Parties shall willfully default in its obligations hereunder, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting Party for all damages, costs and expenses, including without limitation reasonable legal and accounting expenses incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

     11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax
(with subsequent delivery via one of the two previous methods) as follows:
          (a)  If to Purchaser, to:

               Corzon, Inc.
               1087 Broad Street, Suite 402
               Bridgeport, CT 06604
               Telefax:  (203)  335-1455

               Copy (which shall not constitute notice) to:

          (b)  If to the Company (prior to Closing) or Patel, to:

               The Simple Card Limited
               Unit B
               The Accessory House
               Cox Lane
               Chessington
               Surrey
               KT9 1SD

or such other addresses and telefax numbers as shall be furnished in writing by any Party, and any such notice or communications shall be deemed to have been given as of three business days after the date actually sent via overnight or express courier, eight days after mailed and upon telefax confirmation of receipt to addressee by the sender.

     11.3 Parties in Interest. This Agreement shall be binding on and shall inure to the benefit of the Parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any Party without the written consent of the other Parties; provided, however, Purchaser may assign its interests herein to (a) an entity controlling, controlled by or under common control with Purchaser or
(b) a purchaser or transferee of all or substantially all of the business or assets of Purchaser, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person or entity any rights or remedies under or by reason of this Agreement.

     11.4 Entire Agreement. This Agreement, which includes the Disclosure Schedules, Exhibits and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "Purchase Agreements"), sets forth the agreement among the Parties with respect to the purchase and sale of the Company Common Stock.

     11.5 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     11.6 Governing Law.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE
STATE OF CONNECTICUT, EXCLUDING CHOICE OF LAW PRINCIPLES.
          (c) Purchaser, the Company and Patel consent to the exclusive jurisdiction and venue of the courts of any county in the State of Connecticut and the United States Federal District Courts of Connecticut, in any judicial proceeding brought to enforce this Agreement. The Parties agree that any forum other than the State of Connecticut is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one Party against another Party, in a court of any jurisdiction other than the State of Connecticut should be forthwith dismissed or transferred to a court located in the State of Connecticut.

     11.7 Arbitration.
          (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (except as otherwise provided in this Section 11.7).

          (b) Termination or limitation of Purchaser's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Purchaser shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     11.8 Invalidity of any Part. If any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     11.9 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the Party having such right or duty shall have until 5:00 p.m., Eastern Standard Time on the next succeeding regular business day to exercise such right or to discharge such duty.

                [Signatures begin on following page]

          IN WITNESS WHEREOF, Purchaser and Patel have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   PURCHASER:
                                   Corzon, Inc.

                                   By:  /s/ Larry Shatsoff
                                   ------------------------
                                   Name:     Larry Shatsoff
                                   Title:    President

                                   COMPANY:
                                   The Simple Card Limited

                                   By:    /s/Dharnesh Patel
                                   ------------------------
                                   Name:  Dharnesh Patel
                                   Title: President

                                   PATEL:
                                   Dharnesh Patel

                                   By:   /s/Dharnesh Patel
                                   -----------------------
                                   Name:  Dharnesh Patel
                                   Title:

                                   SCHEDULES

Schedule 5.1(a)     -    Governmental Authority
Schedule 5.1(b)     -    Articles of Incorporation and Bylaws of
                          Company
Schedule 5.1(c)     -    Equity Interests
Schedule 5.2  -     Shareholders and other Holders of Company Stock
Schedule 5.3(a)     -    Company Approvals
Schedule 5.4(a)     -    Company Financial Statements
Schedule 5.4(d)     -    Certain Company Liabilities and Obligations
Schedule 5.5    -    Brokers, Finders, Etc.
Schedule 5.6(a)     -    Facts or Conditions
Schedule 5.7  -     Litigation of Company
Schedule 5.8  -     Taxes and Tax Returns
Schedule 5.9  -     Employee Benefit Plans
Schedule 5.9(g)     -    Accruals; Funding: Employee Benefit Plans
Schedule 5.10   -   Compliance with Applicable Laws
Schedule 5.11(a)-   Material Contracts
Schedule 5.11(b)-   Amendments to Material Contracts
Schedule 5.11(c)-   Employment/Severance Agreements
Schedule 5.11(d)-   Limits on Competition
Schedule 5.11(e)-   Defaults on Material Contract
Schedule 5.12(a)-   Ownership of Company Assets and Properties
Schedule 5.12(b)-   Insurance
Schedule 5.14    -  Intellectual Property not owned by the Company
Schedule 5.14(a)-   Ownership of Patents, Trademarks, Service Marks,
                      Trade Names and Copyrights
Schedule 5.14(b)-   Proprietary Legends and Copyright Notices
Schedule 5.14(c)-   Trade Secret Protection
Schedule 5.14(d)-   Ownership of Software
Schedule 5.14(e)-   Absence of Claims
Schedule 5.16    -  Third Party Components
Schedule 5.17    -  Third Party Interests
Schedule 5.18   -   Parachute Payments
Schedule 5.19(a)-   Absence of Certain Agreements
Schedule 5.20    -  Major Vendors and Customers
Schedule 5.21    -  Accounts Receivable
Schedule 5.22    -  Bank Accounts
Schedule 5.25    -  Labor and Employment Matters
Schedule 5.26    -  Year 2000 Matters
Schedule 5.27    -  Change in Control Provisions
Schedule 7.3   -    No Solicitation
Schedule 8.2(i)      -   No Interest in Proprietary Information
Schedule 8.2(k)      -   Release of Obligations

                              EXHIBITS

Exhibit 3.1      -  Liabilities of Simple to be Assumed by Purchaser
Exhibit 6.2(a) -  Outstanding Securities of Purchaser
Exhibit 6.2(b) -    Articles of Incorporation and Bylaws of Purchaser
Exhibit 6.2(c) -    Subsidiaries
Exhibit 6.3(a) -    Purchaser Approvals
Exhibit 6.4(a) -    Financial Statements
Exhibit 6.5      -  Broker's and Other Fees
Exhibit 6.6      -  Legal Proceedings
Exhibit 6.7      -  Taxes and Tax Returns
Exhibit 8.2(b) -    Form of Opinion of Counsel to the Company and
                      Patel
Exhibit 8.2(c) -    Form of Certificate of the Company

Exhibit 99.1

Corzon, Inc. Announces Acquisition

Bridgeport, CT December 5/PRNewswire/ -- Corzon, Inc. (OTC Bulletin
Board: CRZN) announced today that it has acquired all of the outstanding shares of The Simple Card Limited ("Simple"), a privately owned London based distributor of calling card products in exchange for shares of Corzon common stock.

Since mid September of this year, Simple has been selling a new series of prepaid card products. B4B Communications Limited, a wholly owned Corzon UK subsidiary which has agreements in place with several international telecommunications carriers, has been providing the telecommunication services for the Simple card products. Simple has been purchasing the underlying minutes for the various products directly from B4B.

Neil Higgins, Sales Director for B4B Communications Limited stated, "The acquisition of Simple not only brings a highly recognizable brand name under Corzon but it is a major step in "locking up" distribution points for new products that B4B and/or Simple might bring to market. Presently, Simple has 130 distribution points for its card products and is constantly adding new distributors. In addition to bringing a number of reputable point of sale locations to the Company, Simple also has a store front located in Walton on Thames which has helped in bringing about product recognition. "

Minesh Patel, Chairman of Simple stated, "The business relationship between Simple and B4B has been nothing but a very positive experience for both companies. It seemed like a natural progression that we join forces more closely to help ensure the success of our respective companies. "Mr. Patel will remain with Simple as President and Director.


Safe Harbor Statement under the Private Securities Litigation Act of 1995; The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the new uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, unpredictability of patent protection, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.